AMENDMENT NO. 1 TO
AMENDMENT NO. 1 TO PRICING SUPPLEMENT              PRICING SUPPLEMENT NO. 106 TO
(TO PROSPECTUS DATED SEPTEMBER 17, 2003     REGISTRATION STATEMENT NO. 333-89136
AND PROSPECTUS SUPPLEMENT                                 DATED OCTOBER 13, 2004
DATED SEPTEMBER 18, 2003)                                         RULE 424(B)(3)

                                 [ABN AMRO LOGO]
                                   $1,500,000
                               ABN AMRO BANK N.V.
                           MEDIUM-TERM NOTES, SERIES A
                             SENIOR FIXED RATE NOTES

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.
                                ----------------

         10.50% REVERSE EXCHANGEABLE(SM) SECURITIES DUE OCTOBER 14, 2005
             LINKED TO COMMON STOCK OF E*TRADE FINANCIAL CORPORATION

                                    AMENDMENT

     The purpose of this Amendment No. 1 to the accompanying Pricing Supplement No. 106, dated October 8, 2004, is to change the aggregate Principal Amount of the Securities from $1,000,000 to $1,500,000. Accordingly, this Amendment
No. 1 amends the Pricing Supplement as follows:

(1) All references to $1,000,000 in the Pricing Supplement, including (a) on the front cover page (on the top of the front cover and under "Principal Amount"), (b) under "Description of Securities - Principal Amount" on page PS-16, and (c) on the back cover page, are hereby replaced with references to $1,500,000.

(2) All references to $100,000 in the Pricing Supplement, including (a) on the bottom of the front cover page, (b) in the first paragraph under "Risk Factors - Holdings of the Securities by Our Affiliates and Future Sales" on page PS-9, and (c) in the last paragraph under "Plan of Distribution" on page PS-28, are hereby replaced with references to $150,000.


October 13, 2004